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                                                                    Exhibit 99.1



                          HCC STOCK REPURCHASE PROGRAM



HOUSTON (July 10, 2002)...

HCC INSURANCE HOLDINGS, INC. (NYSE SYMBOL: HCC) announced today that in accordance with the Company's previous announcement, the Company is authorized to and may from time to time repurchase up to 3,000,000 shares of its common stock in either the open market or private transactions.

HCC is one of the largest specialty insurance groups in the United States and consists of insurance company, underwriting agency and intermediary operations. HCC has assets of over $3.0 billion and its shares are traded on the NYSE (symbol: HCC) with a market capitalization of over $1.5 billion. HCC is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A. M. Best Company.

For more information, visit our website at www.hcch.com.

Contact:  L. Byron Way, Vice President,
          HCC Insurance Holdings, Inc.
          Telephone: (713) 690-7300

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

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